UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(D) of the Securities Exchange Act of 1934

February 13, 2007

Date of report (Date of earliest event reported)

VCG HOLDING CORP.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-32208	84-1157022
(State of Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification)

390 Union Blvd, Suite 540, Lakewood, CO 80228

(Address of principal executive offices, including zip code)

(303) 934-2424

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 18, 2007, VCG Holding Corp., a Colorado corporation (the “Company”) signed an agreement to purchase the general partnership interest and a majority of the limited partnership interests in RCC, LP. (RCC). The liquor license was approved on February 13, 2007 and VCG completed the transaction as January 31, 2007. The terms of the agreement include the purchase of the general partnership interest (1%) from Illinois Acquisitions, Inc. (IAI) for 50,000 shares of restricted common stock. IAI is wholly owned by VCG’s CEO and Chairman Troy H. Lowrie. VCG purchased a 61% limited partnership interest for $800,000 from Lowrie Management LLLP (controlled by Mr. Lowrie) in cash, a 20% limited partnership interest for 38,235 unregistered common stock from a unrelated third party, and a 6% limited partnership interest for $84,000 in cash from Ltd. Investment Group, LLC (100% owned by Micheal Ocello President of VCG). The Company’s Board of Directors and the Audit Committee thereof have reviewed and approved the terms and conditions of the foregoing transaction. A copy of the Purchase Agreement with Lowrie Management LLLP is filed as Exhibit 10.35, a copy the Sales Agreements for Ltd. Investment Group, LLC is filed as Exhibit 10.36 and a copy of the Transfer of Partnership Interest from IS Investments is filed as Exhibit 10.37 incorporated herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

On February 1, 2007, Chicago Title Land Trust #1080459, a Illinois land trust (the “Landlord”) and RCC, LP, entered into a twenty year lease agreement for certain premises, including land, in Brooklyn, Illinois for the purposes of operation of a restaurant and adult cabaret (the “Lease”). The Landlord is a unrelated third party. The Landlord will lease the premises to the Buyer in consideration for ten percent of gross sales per annum with a minimum rent of $60,000 per year over the life of the lease. The Lease contains other terms and provisions which are customary for the agreement of this nature. The Company’s Board of Directors and the Audit Committee thereof have reviewed and approved the terms and conditions of the foregoing transaction.

The foregoing is a summary description of the terms of the Lease and by its nature is incomplete. It is qualified in the entirety by the text of the Lease, a copy of which is filed as Exhibit 10.38 to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the Lease attached hereto.

Section 8. Other Events

Item 8.01 Other Events

On January 19, 2007, the Company issued a press release announcing the closing of the purchase transaction. A copy of this press release is attached as Exhibit 99.1 hereto. The reader is advised to read the press release in its entirety.

Section 9. Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under this Item shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after February 13, 2007.

(b)	Pro forma financial information.

In accordance with Item 9.01(a)(4) of Form 8-K, financial statements required under Item 1 shall be filed by amendment to the original Current Report on Form 8-K no later than 71 calendar days after February 13, 2007.

(d)	Exhibit No. Exhibit Title.

Exhibit 10.35	Purchase Agreement dated January 18, 2007

Exhibit 10.36	Sales Agreement dated January 31, 2007

Exhibit 10.37	Transfer of Partnership Interest dated January 31, 2007

Exhibit 10.38	Lease Agreement dated February 1, 2007

Exhibit 99.1	Press Release dated January 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VCG HOLDING CORP.

Date: February 15, 2007	By:	/s/ Donald W. Prosser
	Name:	Donald W. Prosser
	Title:	Chief Financial and Accounting Officer